Exhibit 10.9

THIS SUBSCRIPTION AGREEMENT RELATES TO AN OFFERING OF MEMBERSHIP INTERESTS RELYING UPON ONE OR MORE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL SECURITIES LAWS. NONE OF THE SECURITIES TO WHICH THIS SUBSCRIPTION AGREEMENT RELATES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED NONE MAY BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. ACCORDINGLY, YOU MUST KEEP THIS AGREEMENT CONFIDENTIAL AND MAY NOT MAKE OR PROVIDE A COPY OF THIS AGREEMENT OR ANY RELATED DOCUMENTS TO ANYONE OTHER THAN YOUR OWN COUNSEL, ACCOUNTANTS AND OTHER PROFESSIONAL ADVISORS AS TO TAX, ACCOUNTING AND OTHER RELATED MATTERS CONCERNING YOUR INVESTMENT IN THIS OFFERING AND ITS SUITABILITY FOR YOU.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is entered into as of the date set forth on Subscriber’s signature page hereto, by and between TradeUP Acquisition Sponsor LLC, a Delaware limited liability company (the “Company”), acting by its sole manager, Jianwei Li and the undersigned subscriber (“Subscriber”).

WHEREAS, the Company and Subscriber are executing and delivering this Agreement in reliance upon an exemption from securities registration under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Company is the sponsor of TradeUP Acquisition Corp., a Delaware corporation (“TradeUP”);

WHEREAS, TradeUP is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, TradeUP intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1 (the “Registration Statement”) for its initial public offering (“IPO”) of up to 4,600,000 units (including up to 600,000 units to be purchased upon the exercise of the over-allotment option by the underwriters in the IPO) at a price of $10.00 per unit, each comprised of one share of common stock of TradeUP, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant, where each whole warrant exercisable to purchase one share of Common Stock at an exercise price of $11.50 per share (the “Warrants”);

WHEREAS, following the closing of the IPO (the “IPO Closing”), TradeUP will seek to identify and consummate a Business Combination;

WHEREAS, the Company purchased 920,000 shares of Common Stock of TradeUP, par value $0.0001 per share (the “Founder Shares”);

WHEREAS, the holders of Founder Shares have the rights set forth on the terms in TradeUP’s certificate of incorporation, as it may be amended from time to time (the “Charter”) and are entitled to registration rights and subject to transfer restrictions as described in the Registration Statement;

WHEARAS, in connection with the IPO Closing, holders of Founder Shares have entered or will enter into a letter agreement (the “Letter Agreement”) with TradeUP;  pursuant to which, they have agreed or will agree, among others, (i) to waive their redemption rights with respect to any Founder Shares, private shares and any public shares held by them in connection with the completion of the Business Combination, (ii) waive their redemption rights with respect to their Founder Shares, private shares and public shares in connection with a shareholder vote to approve an amendment to TradeUP’s amended and restated certificate of incorporation (A) to modify the substance or timing of TradeUP’s obligation to allow redemption in connection with the Business Combination or to redeem 100% of TradeUP’s public shares if TradeUP does not complete the Business Combination within 18 months from the IPO Closing or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination and (iii) to waive their rights to liquidating distributions from the Trust Account (defined below) with respect to any Founder Shares and private shares held by them if TradeUP fails to complete the Business Combination within 18 months from the IPO Closing;

WHEREAS, pursuant to the terms of the Amended and Restated Limited Liability Company Operating Agreement of the Company (the “Operating Agreement”), each Class Y Unit of the Company (collectively, the “Class Y Units”) represents the economic benefit of one Founder Share owned by the Company or proceeds received by the Company upon the disposition thereof and subject to the encumbrances in respect of the Founder Shares as provided in the Letter Agreement;

WHEREAS, the parties wish to enter into this Agreement, pursuant to which the Company will admit Subscriber as a member of the Company and issue and sell to Subscriber, and Subscriber will subscribe for and purchase, in a private placement offering, the maximum number of Class Y Units identified on Subscriber’s signature page hereto (the “Subscribed Units”) for a maximum aggregate amount equal to the aggregate subscription price identified on Subscriber’s signature page hereto (the “Aggregate Subscription Price”) based on a per Unit purchase price identified on Subscriber’s signature page hereto (the “Per Unit Purchase Price”) on the terms and conditions set forth herein;

WHEREAS, references in this Agreement to the “Company” taking any action shall be construed as the Manager acting on behalf of the Company; and

WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to them in the Operating Agreement.

NOW, THEREFORE, in consideration of the premises above, which are incorporated in this Agreement as if fully set forth below, and the mutual covenants and other agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Subscriber hereby agree as follows:

1.                 Subscription; Closing.

(a)               Subscriber hereby applies to become a member of the Company, on the terms and conditions set forth in this Agreement and the Operating Agreement, a copy of which has been furnished to Subscriber. Subscriber acknowledges receipt of a copy of the Operating Agreement.

(b)               The Company shall admit Subscriber as a member of the Company and issue and sell to Subscriber, and Subscriber shall subscribe for and purchase from the Company, a number of Class Y Units not to exceed the Subscribed Units for an aggregate amount not to exceed the Aggregate Subscription Price (which shall be determined by multiplying the Subscribed Units by the Per Unit Purchase Price).

(c)               The closing of the sale of the Class Y Units to Subscriber (the “Class Y Units Closing”) shall take place promptly following the execution of this Agreement and, upon request from the Company, the delivery of the Aggregate Subscription Price in cash via wire transfer to an account specified in writing by the Company. At the Class Y Units Closing, the Company will accept Subscriber’s subscription for the number of Class Y Units specified on the Company’s signature page attached hereto (which number shall not exceed the Subscribed Units) and will issue and sell to Subscriber the Class Y Units for a per Unit price equal to the Per Unit Purchase Price, each registered in the name of Subscriber. In connection with the execution of this Agreement, Subscriber is executing and entering into the Operating Agreement as a member of the Company.

(d)               Upon execution of this Agreement, Subscriber’s obligation to subscribe for and purchase a number of Class Y Units up to the number of Subscribed Units shall be irrevocable, and Subscriber shall be legally bound to subscribe for and purchase such Class Y Units subject to the terms set forth in this Agreement.

(e)               Subscriber understands and agrees that the Company reserves the right to reject this subscription for Class Y Units in whole or part in any order at any time prior to the closing of the sale of the Class Y Units Closing for any or no reason, notwithstanding Subscriber’s prior receipt of notice of acceptance of Subscriber’s subscription.

(f)                In the event of rejection of this subscription by the Company in accordance with Section 1(e), or the sale of the Class Y Units is not consummated for any reason, this Agreement and any other agreement entered into between Subscriber and the Company relating to this subscription shall thereafter have no force or effect, and the Company shall promptly return or cause to be returned to Subscriber any portion of the Aggregate Subscription Price remitted to the Company, without interest thereon or deduction therefrom. If the Aggregate Subscription Price is returned in full because the Company rejects Subscriber’s entire subscription, this Agreement and Subscriber’s admission as a member to the Company shall be null and void ab initio.

(g)               Subscriber has indicated its intention to purchase in the IPO a number of Units of TradeUP that are sold to the public in the IPO equal to 9.9% of the number of such Units sold in the IPO (the “Purchased Public Units Amount”). In conjunction with such purchase of Interests, the Operating Agreement will reflect the allocation to Subscriber of an indirect ownership interest in 50,000 shares of common stock of Trade (“Founder Shares”) held by the Company through the purchase of the Subscribed Units. Notwithstanding the foregoing, in the event Subscriber purchases less than the Purchased Public Units Amount solely due to the fact that the number of Units sold in the IPO is reduced and/or the underwriter of the IPO allocates less Units to the Subscriber than the Purchased Public Units Amount (the “Alternate Subscriber Purchase Amount”) then, if the Subscriber purchases the Alternate Subscriber Purchase Amount (i) the Subscriber shall still be entitled to purchase (A) the Interests and (B) the allocation of Founder Shares and (ii) the balance of the Aggregate Purchase Price less the amount of the Alternate Subscriber Purchase Amount shall be returned to the Subscriber. The schedule of members attached to the Operating Agreement shall be amended at that time to reflect any such reduced allocation of Subscribed Units/Founder Shares to Subscriber.

2.                 Representations and Warranties of Subscriber. Subscriber represents and warrants to the Company as follows:

(a)               If an entity, Subscriber is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation (if the concept of “good standing” is a recognized concept in such jurisdiction) and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)               Subscriber has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by Subscriber, will constitute the valid and legally binding obligation of Subscriber, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c)               No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Subscriber in connection with the consummation of the transactions contemplated by this Agreement.

(d)               The execution, delivery and performance by Subscriber of this Agreement and the consummation by Subscriber of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, if applicable, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to Subscriber, in each case (other than clause (i)), which would have a material adverse effect on Subscriber or its ability to consummate the transactions contemplated by this Agreement.

(e)               This Agreement is made with Subscriber in reliance upon Subscriber’s representation to the Company, which by Subscriber’s execution of this Agreement, Subscriber hereby confirms, that the Class Y Units to be acquired by Subscriber will be acquired for investment for Subscriber’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, Subscriber further represents that Subscriber does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Class Y Units. If Subscriber was formed for the specific purpose of acquiring the Class Y Units, each of its equity owners is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f)                Subscriber has had an opportunity to discuss the Company’s and TradeUP’s business, management, financial affairs and the terms and conditions of the offering of the Class Y Units and the Operating Agreement, as well as the terms and conditions of the IPO and the Founder Shares, with the Company’s and TradeUP’s management. Subscriber has reviewed the Registration Statement and understands the terms and conditions of the Founder Shares.

(g)               Subscriber understands that the offer and sale of the Class Y Units to Subscriber has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Subscriber’s representations as expressed herein. Subscriber understands that the Class Y Units are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Subscriber must hold the Class Y Units indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Subscriber acknowledges that the Company has no obligation to register or qualify the Class Y Units for resale. Subscriber further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Class Y Units, and on requirements relating to the Company which are outside of Subscriber’s control, and which the Company is under no obligation and may not be able to satisfy. Subscriber acknowledges that TradeUP filed the Registration Statement for its proposed IPO to the SEC for review. Subscriber understands that the offering of the Class Y Units is not, and is not intended to be, part of the IPO, and that Subscriber will not be able to rely on the protection of Section 11 of the Securities Act with respect to such Class Y Units.

(h)               Subscriber understands that no public market now exists for the Class Y Units or the securities of TradeUP underlying the Class Y Units, and that the Company has made no assurances that a public market will ever exist for the Class Y Units or the securities of TradeUP underlying the Class Y Units.

(i)                 Subscriber understands that its agreement to purchase the Class Y Units involves a high degree of risk which could cause Subscriber to lose all or part of its investment, and that the Company will vote the Founder Shares in favor of the Business Combination.

(j)                 Subscriber is an “accredited investor” as defined by Rule 501(a) of Regulation D promulgated under the Securities Act, as set forth on the Questionnaire attached hereto, which is incorporated by reference herein, and has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of Subscriber’s investment in the Class Y Units, of making an informed investment decision with respect thereto, and has the ability and capacity to protect Subscriber’s interests. The Subscriber is not subject to the “Bad Actor” disqualification, as such terms is defined in Rule 506 of Regulation D, promulgated under the Securities Act.

(k)               If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Class Y Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Class Y Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Class Y Units. Subscriber’s subscription and payment for and continued beneficial ownership of the Class Y Units will not violate any applicable securities or other laws of Subscriber’s jurisdiction.

(l)                 Neither Subscriber, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Class Y Units.

(m)             If Subscriber is an individual, then Subscriber resides in the state or province identified in the address of Subscriber set forth on the signature page hereof; if Subscriber is a partnership, corporation, limited liability company or other entity, then its principal place of business is the office or offices located at the address or addresses of Subscriber set forth on the signature page hereof.

(n)               Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to TradeUP and the Company.

(o)               Subscriber has, and at all times prior to the Class Y Units Closing will have, available to it sufficient funds to satisfy its obligations under this Agreement.

(p)               Subscriber is neither a person associated nor affiliated with US Tiger Securities, Inc., Kingswood Capital Markets, division of Benchmark Investments, Inc. and R.F. Lafferty & Co., Inc. or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(q)               Subscriber recognizes that no federal, state or foreign agency has reviewed, recommended or endorsed the purchase of the Class Y Units or any facts or circumstances related thereto.

(r)                Subscriber understands that no certificates will be issued representing the Class Y Units and that the Class Y Units are not transferrable except in accordance with the Operating Agreement of the Company, which Operating Agreement establishes the terms of the Class Y Units and restricts the transferability of the Class Y Units.

(s)                Any sales, transfers, or other dispositions of the Class Y Units by Subscriber, if any, will be made in compliance with the Securities Act and all applicable rules and regulations promulgated thereunder.

(t)                 Subscriber represents that (i) Subscriber has (and could be reasonably assumed to have) the ability and capacity to protect his, her or its interests in connection with this subscription; or (ii) Subscriber has a pre-existing personal or business relationship with the Company or any affiliate thereof of such duration and nature as would enable a reasonably prudent purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or such affiliate and is otherwise personally qualified to evaluate and assess the risks, nature and other aspects of this subscription.

(u)               Subscriber represents and warrants, to the best of Subscriber’s knowledge, that no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Subscription Agreement.

(v)               Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement, Subscriber specifically disclaims that he, she or it is relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates.

(w)             Subscriber acknowledges that, pursuant to the Operating Agreement, prior to, or at the time of, the Business Combination, in order to facilitate such a Business Combination, the Manager (as defined in the Operating Agreement) has the authority to cause the Company to surrender or forfeit, transfer or exchange or otherwise dispose of the Founder Shares or any other securities or interests of TradeUP, including for no consideration, as well as to subject the Founder Shares or any other securities or interests of TradeUP to earn-outs or other restrictions or Encumbrances (as defined in the Operating Agreement), or amend the terms under which the Founder Shares, or any other securities or interests of TradeUP were issued or any restrictions or Encumbrances or other provisions relating to the Founder Shares or any other securities or interests of TradeUP set forth in the instruments establishing the same (including voting in favor of any such amendment) or enter into any other arrangements with respect to the Founder Shares or any other securities or interests of TradeUP and that the Manager is authorized to effectuate such surrenders, forfeitures, transfers, earn-outs, restrictions, Encumbrances, amendments, waivers or enter into any such other arrangements in such amounts and pursuant to such terms as it determines in its sole and absolute discretion for any reason with respect to the Founder Shares or any other securities or interests of TradeUP.

(x)               Subscriber represents and warrants that it is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any sanctions program by OFAC, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, or other relevant sanctions authority (collectively, “Sanctions”), (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that, if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against Sanctions, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.

(y)               Subscriber acknowledges that the Company has or will enter into the Letter Agreement with TradeUP pursuant to which it has agreed to waive its redemption rights with respect to any Founder Shares it holds in TradeUP. In the event that the IPO is completed and TradeUP does not complete a business combination within 18 months following the IPO, the Company will be unable to redeem its Founder Shares in TradeUP and the Class Y Units will, in such circumstances, be worthless.

(z)               Subscriber acknowledges that the Class Y Units only represent Founder Shares and the Subscriber is not entitled to redeem or exchange the securities at the Subscriber's option for other securities of TradeUP held by the Company.

(aa)            Subscriber acknowledges that the Founder Shares are subject to adjustment, including adjustments by way of forfeitures, share dividends, share splits, subdivisions, reorganisations or similar changes in the capital structure of TradeUP or as a result of or in connection with a Business Combination. In the event of such adjustments, each Class Y Unit could represent less than one or more than one Founder Share depending on the relevant adjustment. Where any adjustment of the Founder Shares is made, the adjustment will be shared pro rata between the holders of Class Y Units. This may lead to the Subscriber holding fractional Class Y Units or Founder Shares or entitled to fractional securities in TradeUP. As TradeUP will not issue fractional securities, the Company will round down any fractions to the nearest whole number and Subscriber will, and hereby irrevocably agrees to, forfeit those fractions. Any fractional Class Y Units or Founder Shares so forfeited will be the property of the Company.

(bb)           Subscriber acknowledges to the Company that (i) the Company may require further verification of the identity and source of Subscriber's funds and/or wealth before the application can be processed and (ii) if the verification evidence supplied is not satisfactory, the Company may, at the Subscriber's expense, return the subscription funds tendered, without interest, to the bank account from which they were remitted. Subscriber hereby releases the Company from all claims for any loss that it may suffer as a result of that action, and it hereby waives all such claims.

3.                  Representations and Warranties of the Company. The Company represents and warrants to Subscriber as follows:

(a)               The Company is duly formed and validly existing as a limited liability company in good standing under the laws of the State of Delaware.

(b)           The Company has the limited liability company power and authority to enter into, deliver and perform this Agreement and the agreements to be entered into therewith.

(c)           All action on the part of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the Class Y Units Closing, and the issuance and delivery of the Class Y Units has been taken or will be taken prior to the Class Y Units Closing, as applicable. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)            The Class Y Units upon issuance:

(i)                 have been, or will be, duly and validly authorized and on the date of issuance of the Class Y Units, such Class Y Units will be duly and validly issued, fully paid and non-assessable and free of all preemptive or similar rights, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, the Letter Agreement (in respect of the Founder Shares) and the Operating Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by Subscriber; and

(ii)              assuming the representations and warranties of Subscriber as set forth herein and in the Questionnaire are true and correct, will not result in a violation of Section 5 under the Securities Act.

(e)            Neither the Company, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Class Y Units.

(f)           Assuming the accuracy of Subscriber’s representations and warranties set forth herein and in the Questionnaire attached hereto, no registration under the Securities Act is required for the offer and sale of the Class Y Units by the Company to Subscriber as contemplated hereby.

(g)           The Company will have by the IPO Closing certain registration rights in the Founder Shares held by the Company (the “IPO Registration Rights”) set forth in that certain Registration Rights Agreement to be entered into between the Company and TradeUP which will be filed with the SEC as an exhibit to the Registration Statement. Subscriber will be able to avail itself of the IPO Registration Rights, but only to the extent provided therein (which may be subordinate to the Company), once the Class Y Units are (i) no longer subject to the transfer restrictions set forth in the set forth in the Letter Agreement (as defined below) or such other agreement(s) as may be entered into by the Company in connection with the IPO and attached as an exhibit to the Registration Statement and (ii) distributed to Subscriber in accordance with the Operating Agreement, provided, however, that to the extent the Company exercises any such IPO Registration Rights prior to the occurrence of the events specified in clauses (i) or (ii), Subscriber will be bound by such exercise. Notwithstanding the foregoing, Subscriber acknowledges and agrees that the Company may be required to amend the IPO Registration Rights in a manner that is adverse to the Company or Subscriber in connection with the execution of the Business Combination.

(h)               Except for the specific representations and warranties contained in this Section 3, the Company has not made, does not make or shall not be deemed to make any other express or implied representation or warranty with respect to the Company, this subscription, TradeUP, the proposed IPO or a potential Business Combination, and the Company disclaims any such representation or warranty.

4.                 Indemnification.

(a)               Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company or its officers, directors, agents, counsel, members, managers and control persons (each an “Indemnified Party”), against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by Subscriber or breach of any representation or warranty by Subscriber in this Agreement or the Operating Agreement or any other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof or Subscriber’s breach of, or failure to comply with, any covenant or agreement made by Subscriber herein or the Operating Agreement in any other document furnished by Subscriber to the Company; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by Subscriber of any covenant or undertaking to be performed by Subscriber hereunder, or any other agreement entered into by Subscriber and the Company relating hereto.

(b)               If any action shall be brought against an Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, the Indemnified Party shall promptly notify Subscriber in writing, and Subscriber shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the indemnified party. Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Indemnified Party except to the extent that (i) the employment thereof has been specifically authorized by Subscriber in writing, (ii) Subscriber has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of Subscriber and the position of the Indemnified Party, in which case Subscriber shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. Subscriber will not be liable to an Indemnified Party under this Agreement (y) for any settlement by such Indemnified Party effected without Subscriber’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to such Indemnified Party’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Party in this Agreement.

5.                  Subscriber Rights, Waivers and Covenants.

(a)               Subscriber shall not be entitled to any registration rights with respect to Class Y Units other than the IPO Registration Rights (or rights set forth in any other agreement entered into in connection with the Business Combination that supersedes such IPO Registration Rights, which, Subscriber acknowledges and agrees may vary from the IPO Registration Rights (including in a manner that is adverse to the Company or Subscriber)) as a transferee of the Founder Shares owned by the Company. In addition, should Subscriber receive a distribution of any securities of TradeUP or any successor entity resulting from the Business Combination whose securities are publicly traded (“Pubco”) held by the Company, Subscriber will be asked to execute a letter agreement with TradeUP or Pubco in substantially the same form as that certain Letter Agreement to be entered into between the Company and TradeUP in connection with the IPO which will be filed with the SEC as an exhibit to the Registration Statement (the "Letter Agreement") (or any amendment to such Letter Agreement or subsequent agreement entered into, including in connection with the Business Combination Agreement that supplements, replaces or supersedes such Letter Agreement), if such distribution were to occur prior to the expiration of any applicable lock-up periods contained therein.

(b)               Subscriber hereby acknowledges that TradeUP will establish a trust account (the “Trust Account”) containing the proceeds of the IPO and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of TradeUP’s public stockholders (the “Public Stockholders”) and certain other parties (including the underwriters of the IPO). Subscriber hereby agrees (on its own behalf and on behalf of its affiliates and representatives) that Subscriber does not now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom) arising as a result of, in connection with or relating in any way to, this Agreement or a potential Business Combination, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Subscriber, on behalf of itself and its affiliates and representatives hereby irrevocably waives any Released Claims that Subscriber or any of its affiliates and representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, this Agreement or a potential Business Combination and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement entered into regarding a potential Business Combination). Subscriber agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company to induce the Company to enter into this Agreement, and Subscriber further intends and understands such waiver to be valid, binding and enforceable against Subscriber and each of its affiliates and representatives under applicable law.  To the extent Subscriber and any of its affiliates and representatives commence any action or proceeding based upon, in connection with, relating to or arising out of this Agreement or a potential Business Combination, which proceeding seeks, in whole or in part, monetary relief against TradeUP or its representatives, Subscriber hereby acknowledges and agrees that its and its affiliates’ and representatives’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Subscriber or its affiliates and representatives (or any person claiming on the behalf or in lieu of Subscriber or its affiliates and representatives) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.  In the event Subscriber or any of its affiliates or representatives commences any action or proceeding based upon, in connection with, relating to or arising out of this Agreement or a potential Business Combination, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Stockholders, whether in the form of money damages or injunctive relief, TradeUP and its representatives, as applicable, shall be entitled to recover from Subscriber and its affiliates and representatives the associated legal fees and costs in connection with any such action, in the event TradeUP or its representatives, as applicable, prevails in such action or proceeding.

6.                  Miscellaneous.

(a)               Notices. Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by e-mail, or (b) by registered or certified mail with return receipt requested (postage prepaid) or (c) by a recognized overnight delivery service (with charges prepaid).

If to the Company, at:

TradeUP Acquisition Sponsor LLC
437 Madison Avenue, 27th Floor,

New York, New York 10022

Attention: Jianwei Li
E-mail: jianwei@zhenchengcap.com

If to Subscriber, at its address set forth on the signature page to this Agreement, or such other address as Subscriber shall have specified to the Company in writing.

(b)               Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the Class Y Units Closing.

(c)               Specific Performance. Subscriber agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by Subscriber in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity

(d)               Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)               Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors, heirs, executors, administrators and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)              Assignments. Except as otherwise specifically provided herein or in the Operating Agreement, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties.

(g)               Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)               Arbitration; Governing Law; Jurisdiction; Waiver of Jury Trial; Equitable Remedies. The provisions set forth in Sections 9.4, 9.5 and 9.6 of the Operating Agreement shall apply mutatis mutandis to this Agreement.

(i)                 Captions; Certain Definitions. Headings are used merely for reference purposes and do not affect content in any manner. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. The use of the word “including” in this Agreement shall be by way of example rather than by limitation. Reference to any agreement, document or instrument means such agreement, document or instrument as may be amended, modified and/or waived from time to time in accordance with the terms thereof, and if applicable hereof. The use of the words “or,” “either” and “any” shall not be exclusive. Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict. Wherever applicable, the pronouns designating the masculine or neuter shall equally apply to the feminine, neuter and masculine genders. Furthermore, wherever applicable within this Agreement, the singular shall include the plural. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or any other legal entity and a government or any department or agency thereof.

(j)                 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(k)               Expenses. Each of the Company and Subscriber will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(l)                 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

(m)             Counsel. Subscriber acknowledges that it has been advised or has had the opportunity to consult with Subscriber’s own attorney, accountant, financial advisor and any other advisors regarding this Subscription Agreement and Subscriber’s investment in the Company and Subscriber has done so to the extent that Subscriber deems appropriate.

(n)               Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(o)               Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms (including economics) of this Agreement and Subscriber’s investment in the Company.

[Signature Pages Follow]

Signature Page for Individuals:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

Per Unit Purchase Price	$0.05 per Unit
Aggregate Subscription Price	$2,500
Maximum Subscribed Units[1] (the Aggregate Subscription Price divided by the Per Unit Price)	50,000 Class Y Units

Print or Type Name	Print or Type Name (Joint-owner)

Signature	Signature (Joint-owner)

Date	Date (Joint-owner)

Social Security Number	Social Security Number (Joint-owner)

Address	Address (Joint-owner)

_____Joint Tenancy	______Tenants in Common

1 The Class Y Units shall initially equal the number of Founder Shares allocated to Subscriber in respect of the Class Y Units purchased assuming full exercise of the underwriters’ overallotment.

Signature Page for Partnerships, Corporations or Other Entities:

IN WITNESS WHEREOF, Subscriber has caused this Subscription Agreement to be executed as of the date indicated below.

Per Unit Purchase Price	$0.05 per Unit
Aggregate Subscription Price	$2,500
Maximum Subscribed Units[2] (the Aggregate Subscription Price divided by the Per Unit Price)	50,000 Class Y Units

Print or Type Name of Entity

Number of shareholders, partners, members, beneficiaries or other beneficial owners of the Partnership, Corporation or Entity: ________________

Address

Taxpayer I.D. No. (if applicable)	Date:

By:

Name:
Title:

2 The Class Y Units shall initially equal the number of Founder Shares allocated to Subscriber in respect of the Class Y Units purchased assuming full exercise of the underwriters’ overallotment.

[Signature Page to Subscription Agreement]

Acceptance:

IN WITNESS WHEREOF, the Company has caused this Subscription Agreement to be executed, and the foregoing subscription accepted, as of the date indicated below, the following subscription amounts.

Per Unit Purchase Price	$0.05 per Unit
Aggregate Purchase Price	$2,500
Purchased Units (the Aggregate Subscription Price divided by the Per Unit Price)	50,000 Class Y Units

TRADEUP ACQUISITION SPONSOR LLC

Name:	Jianwei Li
Title:	Manager

Date: _______, 2021

[Signature Page to Subscription Agreement]

ACCREDITED INVESTOR QUESTIONNAIRE

Please indicate the basis of the undersigned’s (the “Investor”) status as an “accredited investor” (as defined in Regulation D promulgated under the Securities Act) by answering the following questions.

(a)	The Investor is an individual and:

i.	Had an individual income in each of the two most recent years in excess of $200,000, and reasonably expects to have an individual income in the current year in excess of $200,000.

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ii.	Had, together with the Investor’s spouse, joint income in excess of $300,000 in each of the two most recent years, and reasonably expects their joint income in the current year to exceed $300,000.

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iii.	Has an individual net worth or joint net worth with the Investor’s spouse in excess of $1,000,000.

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iv.	Is a director, executive officer, or general partner of TradeUP Acquisition Sponsor LLC (the “Company”), or a director, executive officer or general partner of a general partner of the Company. “Executive officer” means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Company.

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v.	I hold in good standing one or more of the following certifications, designations and/or credentials (check all that apply):

A.	Licensed General Securities Representative (Series 7)

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B.	Licensed Investment Adviser Representative (Series 65) and/or

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C.	Licensed Private Securities Offering Representative (Series 82).

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iii.	Is a “knowledgeable employee” (as defined in Rule 3c-5(a)(4)) of the Company.

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(b)	The Investor is an entity — i.e., a corporation, partnership, limited liability company or other entity (other than a trust) — and:

a.	The Investor is a corporation, partnership or limited liability company, or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, in each case not formed for the specific purpose of acquiring the securities being offered or sold and with total assets in excess of $5,000,000.

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b.	The Investor is one of the following institutional investors as described in Rule 501(a) adopted by the Securities and Exchange Commission under the Securities Act:

A “bank” (as defined in Section 3(a)(2) of the Securities Act) or a “savings and loan association” (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in its individual or fiduciary capacity.

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A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

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An “insurance company” (as defined in Section 2(a)(13) of the Securities Act).

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An investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

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A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

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A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

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An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and (a) the investment decision to purchase the securities being offered or sold was made by a “plan fiduciary” (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company or registered investment adviser, which has total assets in excess of $5,000,000 or (b) which is a self-directed plan, with investment decisions made solely by persons that are accredited investors. NOTE: To the extent that reliance is placed on clause (b), each person must complete a copy of this Accredited Investor Questionnaire, signing next to each response, and submit such copy to the Company.

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A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

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(c)	The Investor is a trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

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(d)	The Investor is an entity in which all of the individual equity owners are accredited investors.

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(e)	An entity, of a type not listed above, not formed for the specific purpose of acquiring the securities offered, owning “investments” (as defined in Rule 2a51-1(b) under the Investment Company Act) in excess of $5,000,000.

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(f)	A "family office" (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act), (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the Securities, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment (a "Family Office").

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(g)	A "family client" (as defined in Rule 202(a)(11)(G)-1 under the Advisers Act) of a Family Office whose prospective investment in the Company is directed by such Family Office pursuant to Part B(17)(iii) above.

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Dated: ____________, 2021

INVESTOR

By:
Name: